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                                                                  EXHIBIT 7 (b)



                  Letterhead of Sutherland Asbill & Brennan LLP
                          1275 Pennsylvania Ave., N.W.
                              Washington, DC 20004


MARY JANE WILSON-BILIK
DIRECT LINE: 202.383.0660
INTERNET: mjwilson-bilik@sablaw.com



                                 April 25, 2002



VIA EDGARLINK


Board of Directors
Farmers New World Life Insurance Company
3003 - 77th Avenue, S.E.
Mercer Island, WA  98040

Ladies and Gentlemen:


        We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Post-Effective Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333-84023) of the Farmers Variable Life Separate Account A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                            Very truly yours,

                                            Sutherland Asbill & Brennan LLP


                                            By: /s/ Mary Jane Wilson-Bilik
                                                ------------------------------
                                                Mary Jane Wilson-Bilik